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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Building Materials Corporation of America:

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
December 24, 1998